Exhibit (a)(2)(J)

Resources Inc.August 2006 Building North America’s Next Mid-Tier Gold and Copper Producer Turning Experience and Opportunity into Gold REJECT the Barrick Bid – DO NOT TENDER your shares

NovaGold has filed a directors' circular with Canadian securities regulatory authorities and a recommendation statement with the United States Securities and Exchange Commission (the “SEC”) with respect to Barrick’s tender offer for NovaGold shares.  Investors and shareholders are strongly advised to read the directors' circular and recommendation statement, as well as any amendments and supplements to those documents, because they contain important information. Investors and shareholders may obtain a free copy of the directors' circular at www.sedar.com or the recommendation statement at www.sec.gov.  Free copies of these documents can also be obtained by directing a request to NovaGold’s investor relations department. YOU SHOULD READ THE DIRECTORS' CIRCULAR AND RECOMMENDATION STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE BID. Directors’ Circular

This presentation includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and resources, exploration results, production and cost estimates and future plans, objectives and achievements of NovaGold and Barrick and predictions or beliefs about future events, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include fluctuations in gold, copper and other commodity prices and currency exchange rates; uncertainties relating to interpretation of drill results and the geology, continuity and grade of mineral deposits; uncertainty of estimates of capital and operating costs, production estimates and estimated economic return; uncertainties relating to availability and timing of permits and the need for cooperation of government agencies and native groups in the exploration and development of properties; uncertainties involved in litigation, including litigation concerning Pioneer Metals and the Grace Property; the need to obtain additional financing to develop properties; the possibility of delay in exploration or development programs and uncertainty of meeting anticipated program milestones; uncertainties arising out of Barrick's management of the Donlin Creek property and disagreements with Barrick with respect thereto; and other risks and uncertainties disclosed under the heading “Caution Regarding Forward-Looking Statements” and elsewhere in NovaGold’s Directors’ Circular and under the heading "Risk Factors" and elsewhere in the Company's Annual Information Form for the year ended November 30, 2005, filed with the Canadian securities regulatory authorities and available at www.sedar.com, and the Company's annual report on Form 40-F filed with the SEC and available with www.sec.gov. Forward-Looking Statement

Reject the Barrick Bid NovaGold’s Board unanimously recommends that shareholders REJECT the Barrick Bid – DO NOT TENDER your shares NovaGold’s Board believes that: The Barrick bid significantly undervalues NovaGold The Barrick bid does not reflect the value of NovaGold’s 70% ownership in the Donlin Creek project NovaGold is approaching major project milestones in the months ahead that will demonstrate significant additional value on a stand-alone basis Greater value may be generated through alternative transactions than through the Barrick bid

Why Barrick’s Hostile Bid for NovaGold Now? NovaGold’s Board believes Barrick: Will not meet its timeline to obtain Board approval for construction to earn an additional 40% interest in the Donlin Creek project Wants to acquire NovaGold before the Company achieves major project milestones in the months ahead, capturing the significant additional value that would otherwise accrue to NovaGold shareholders Needs new, large-scale deposits to maintain current production levels Wants to improve its political risk profile with North American-based assets Bid low to achieve significant net asset value (NAV) accretion to Barrick

NovaGold’s Board is Pursuing Value Maximization Alternatives Special Committee has been formed RBC and Citigroup retained as financial advisors Data room is open with technical teams working with NovaGold project management In discussions with some of the world’s largest mining gold and base metal companies with signed confidentiality agreements Committed to maximizing shareholder value

NovaGold Owns 70% of Donlin CreekTo earn an additional 40% interest in the project, by November 2007 Barrick must: Spend a specified amount on exploration and development Complete a bankable Feasibility StudyObtain Board approval for constructionAgreement requires detailed construction plan and budget to be issued within 120 days after Board decision to approve construction NovaGold believes Barrick will not achieve the required milestones Barrick has not initiated permitting process with government authorities Pre-Feasibility not targeted until the end of March 2007 After permits have been submitted, it will take at least two years to approve We believe Barrick will not be able to acquire the necessary permits (including the completion of an Environmental Impact Statement) in time to make a valid and meaningful Board approval to start construction Feasibility and Board approval must be for a mine with an anticipated production rate of not less than 600,000 ounces of gold or gold-equivalent per year for the first five years of production. 6

EIS / Permit Process Project Construction Barrick is concerned about the timeline Barrick initiated strategic discussion with NovaGold in February 2006, which included: Potential modification of Donlin Creek agreement to allow Barrick to earn its additional 40% interest under a modified timeline Valuable consideration to NovaGold Potential joint venture on Galore Creek project No discussion of corporate acquisition occurred at any time NovaGold Believes Barrick Will Not Earn an Additional 40% at Donlin Creek We believe Barrick is attempting to acquire NovaGold because Barrick will not meet the back-in milestones at Donlin Creek 2002 2003 2004 2005 2006 2007 2008 Placer / Barrick Performance Placer Dome Published Plan 26,000m Drilling 80,000m Drilling NovaGold Earns 70% (November 2002) Barrick Buys Placer Dome Revised Target Barrick Pre-Feasibility Infill Drilling EIS / Permit Process Pre-Feasibility Completion Feasibility Completion Receipt of Major Construction Permits Milestone Achieved? Required Activity x x No Significant Drilling or Exploration Completed Infill Drilling Board Approval to Start Construction (November 2007) Infill Drilling Actual Activity Placer Dome Resumes Management Bankable Feasibility Arrangement of FinancingStart of Permitting Process

NovaGold Lawsuit Claims Barrick Violated U.S. Securities LawsLawsuit alleges that Barrick has misstated its interest in NovaGold’s Donlin Creek project NovaGold is requesting that Barrick accurately report its 30% interest in Donlin Creek NovaGold is also requesting that the court determine what actions are necessary for Barrick to earn an additional 40% interest in Donlin Creek Lawsuit filed in U.S. District Court for the District of Alaska Lawsuit seeks a temporary restraining order suspending Barrick’s bid pending an accelerated judgment by the court NovaGold’s shareholders need to have accurate information regarding Donlin Creek

Barrick’s Bid for Pioneer Metals is a DiversionNovaGold’s lawsuit is predicated on Barrick’s breach of confidentiality Barrick bid for Pioneer with confidential information concerning Galore Creek NovaGold seeking court order to impose a constructive trust for the benefit of NovaGold See Appendix A for legal authorities supporting NovaGold’s position Pioneer’s lawsuit is without merit NovaGold has applied to BC government for surface lease rights over part of the Grace Claims BC government, owner of the surface rights, has the right to unilaterally approve NovaGold’s application BC government denied Pioneer’s request to void NovaGold’s work permits Three seasons of exploration have demonstrated that there is no surface mineable mineralization under the lease area NovaGold’s management and Board do not consider Barrick’s competing bid for Pioneer Metals to be an impediment to the development of Galore Creek

Bid Fails to Recognize Value of NovaGold’s World-Class Projects and Growth Prospects World-class portfolio of assets all located in North America NovaGold’s 70% ownership interest in Donlin Creek Among strongest growth profiles of any gold exploration or development company Targeted annual production of greater than 1 mm ozs of gold and 370 mm lbs of copper Anticipated low-cost gold production Proven track record of resource growth and significant exploration upside potential Strong and experienced management team C$204 million in cash and cash equivalents, C$72 million in market value of investments and C$126 million of options / warrants proceeds as of May 31, 2006

World-Class North American ProjectsDonlin Creek (70% ownership) One of the largest gold deposits in the world (1) Joint venture with Barrick (30%) with option for Barrick to earn additional 40% interest Native American Partner – Calista Corporation has option to acquire up to 15% interest Galore Creek (100% ownership) One of the world’s largest undeveloped copper-gold deposits (1) Buy-in agreement for 100% ownership on principal property Feasibility Study to be completed in 2H 2006, permits and construction decision in 2007 First Nations Partner – Tahltan Central Council Nome Operations (Rock Creek, Big Hurrah & Nome Gold) (100% ownership) Rock Creek will be NovaGold’s first gold mine to begin operations Permitting and construction in 2006, initial production 2007 Native American Partners – Bering Straits Native Corporation and Sitnasauk Corporation Ambler (51% ownership) One of the world’s largest high-grade undeveloped copper-zinc-gold-silver deposits (1) Earning 51% joint venture interest with Rio Tinto Native American Partner – Nana Regional Corporation 1) Source: Metals Economics Group.

Source: Company filings. 1) Assumes net inventory to NovaGold of 70% at Donlin Creek, 100% Galore Creek (80% of Copper Canyon Inferred resources), 100% of Nome Operations and 51% of Ambler. Assumes no exercise of Calista's right to earn up to 15% of Donlin Creek.2) Resource estimate updated as of 8/24/06. 3) Based on gold-equivalent resources assuming a price of US$515/oz for gold and US$8/oz for silver. 4) Historic resource amount from the 1995 Alaska Gold Company report that NovaGold’s management believes is relevant and reliable. See disclosure on page 33.5) Historic resource amount completed by Kennecott in 1995 and that NovaGold’s management believes is relevant and reliable. See disclosure on page 33. Large Gold and Copper Resource Base Resource estimate updated as of August 24, 2006Net Share of Contained Metal(1)ResourceAs of January 2006As of August 2006 (2)ProjectOwnershipCategoryGold Equivalent (3)CopperGold Equivalent (3)Copper(mm oz.)(bn lbs.)(mm oz.)(bn lbs.) Galore Creek 100% Measured & Indicated 7.1 6.8 9.2 8.5 Inferred 8.3 5.0 5.4 3.4 Donlin Creek 70% Measured & Indicated 10.4 - 11.3 - Inferred 9.6 - 11.6 - Nome Operations 100% Measured & Indicated (4) 1.7 - 1.9 - Inferred (4) 1.6 - 1.4 - Ambler 51% Inferred (5) 0.9 1.6 0.9 1.6 TotalMeasured & Indicated19.26.822.48.5Inferred20.46.619.35.0

Significant Resource Base in Stable Countries NovaGold’s gold-equivalent resource including copper versus mid-tier North American gold producers Source: Company filings. 1) Based on gold-equivalent resources, including copper, assuming a price of US$515/oz for gold, US$8/oz for silver and US$1.10/lb for copper. 2) Includes Measured and Indicated resources and Inferred resources from Donlin Creek, Galore Creek and Nome Operations. Resource estimate updated as of 8/24/06. 3) Includes Proven and Probable reserves.Millions of ozs of Attributable Gold Resources (1) Inferred Resources (Non-North America) Inferred Resources (North America) Measured and Indicated Resources (Non-North America) (3) Measured and Indicated Resources (North America) (3) (2) 67.8 65.8 50.5 31.3 25.6 21.3 14.9 11.3 8.2 5.2 0 10 20 30 40 50 60 70 80 Glamis NovaGold Goldcorp Kinross Yamana Agnico Gammon Lake Eldorado Meridian Alamos

Donlin Creek Ranks Among the World’s Largest Undeveloped Gold DepositsSource: Metals Economics Group and NovaGold. Includes projects listed with primary metal as gold. Note: Includes Measured and Indicated resources, and Inferred resources only. 1) Represents 100% of Donlin Creek resources. Resource estimate updated as of 8/24/06. Millions of ozs of Gold Resources Location Owner Mine United States NovaGold / Barrick Donlin Creek Russia Gov’t of Russia Sukhoi Log Australia Newcrest Cadia East Venezuela Crystallex Las Cristinas Australia Newmont Boddington Chile Barrick Pascua Lama Mexico Glamis Penasquito Chile Bema / Arizona Star Cerro Casale Russia Polyus Gold Natalka Russia Polyus Gold Nezhdaninskoye (1) Inferred Resources Measured and Indicated Resources Proven and Probable Reserves 33.1 32.7 30.8 29.6 28.9 27.1 21.7 21.4 18.3 17.9 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 Sukhoi Log (Gov't of Russia) Nezhdaninskoye (Polyus Gold) Cerro Casale (Bema / Arizona Star) Pascua Lama (Barrick) Las Cristinas (Crystallex)

Galore Creek Ranks Among the World’s Largest Undeveloped Copper-Gold DepositsSource: Metals Economics Group and NovaGold. Projects listed with primary metal as copper and ranked by total copper resources. Note: Includes Measured and Indicated resources, and Inferred resources. 1) Represents 100% of Galore Creek and 100% of Copper Canyon resources. Resource estimate updated as of 8/24/06. Location Owner Mine Pakistan Antofagasta / Barrick Reko Diq Philippines Indophil Tampakan Venezuela Gold Reserve Brisas Del Cuyini Australia Newmont Boddington Canada Lumina Casino Chile Bema / Arizona Star Cerro Casale Philippines Benquet Kingking Papua New Guinea Falconbridge Frieda River Canada NovaGold Galore Creek Mongolia Ivanhoe Oyu TolgoiBillions of lbs of Copper Resources Proven and Probable Gold Reserves Measured and Indicated Gold Resources Inferred Gold Resources Proven and Probable Copper Reserves Measured and Indicated Copper Resources Inferred Copper Resources (1) Millions of ozs of Gold Resources 25.7 25.3 25.0 12.2 11.1 9.6 7.6 7.4 2.0 1.6 0.0 10.0 20.0 30.0 40.0 Tampakan (Indophil) Oyu Tolgoi (Ivanhoe) Frieda River (Falconbridge) Cerro Casale (Bema) Boddington (Newmont) 14.5 19.8 15.9 12.3 8.7 15.0 28.9 11.4 21.4 12.5 0.0 10.0 20.0 30.0 40.0 Tampakan (Indophil) Oyu Tolgoi (Ivanhoe) Frieda River (Falconbridge) Cerro Casale (Bema) Boddington (Newmont) 0.0 10.0 20.0 30.0 40.0 Tampakan (Indophil) Oyu Tolgoi (Ivanhoe) Frieda River (Falconbridge) Cerro Casale (Bema) Boddington (Newmont) 0.0 10.0 20.0 30.0 40.0

Anticipated Low-Cost Gold Production Source: Gold Fields Mineral Services. 1) NovaGold estimates from management and independent project engineering studies net of silver and copper credits using US$515/oz gold, US$8/oz silver and US$1.10/lb copper. Estimate for Nome Operations US$260 - US$285/oz Total Cash Cost Per Ounce of Gold (US$/oz) Cumulative Percent of Gold Mine Production Weighted Average Estimate for Donlin, Galore and Nome <US$100/oz 2005 Industry Cash Costs (1) US Industry Average Cash Cost ~US$280 (1) $0 $100 $200 $300 $400 $500 $600 $700 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0%

Proven Track Record of Resource GrowthNote: Reflects 70% ownership in Donlin Creek, 100% of Galore Creek, 100% of Nome Operations and 51% of Ambler. Resource estimate updated as of 8/24/06. 1) Based on gold-equivalent resources assuming a price of US$515/oz for gold and US$8/oz for silver. Historic resource amount for the Nome Operations from the 1995 Alaska Gold Company report that NovaGold’s management believes is relevant and reliable. See disclosure on p. 33. Historic resource amount completed for the Ambler Deposit by Kennecott in 1995 and that NovaGold’s management believes is relevant and reliable. See disclosure on p. 33. Average increase in gold-equivalent resource since 1999: 5.4 million ozs per year Millions of Gold-Equivalent ozs (1) Billions of lbs of Copper Resources Consistent Increase in Resources Measured and Indicated Gold-Equivalent Resources (Gold and Silver) Inferred Gold-Equivalent Resources (Gold and Silver) Measured and Indicated Copper Resources Inferred Copper Resources 0.5 3.7 12.8 17.3 19.9 25.0 31.6 38.1 41.7 0.0 10.0 20.0 30.0 40.0 50.0 1998 1999 2000 2001 2002 2003 2004 2005 2006 0 10 20 30 40 50 1998 1999 2000 2001 2002 2003 2004 2005 2006 0 4 8 12 16 20 2.8 8.4 13.4 13.5 0 4 8 12 16 20 1998 1999 2000 2001 2002 2003 2004 2005 2006 0.5 3.7 12.8 17.3 19.9 25.0 31.6 38.1 42.2 0.0 10.0 20.0 30.0 40.0 50.0 1998 1999 2000 2001 2002 2003 2004 2005 2006

Strong Projected Gold and Copper Production NovaGold’s net share of estimated production Note: Estimates from management and independent project engineering studies. 1) Galore production represents average gold-equivalent (gold and silver only) projected production from 2011E-2016E, based on the 10/05 Pre-Feasibility Study. Gold-equivalent calculation assumes US$515/oz for gold and US$8/oz for silver. 2007 2008 2009 With Donlin (1) Thousands of ozs of Gold Production Millions of lbs of Copper Production Nome Operations 100% (Gold) Galore Creek 100% (Gold) Galore Creek 100% (Copper) Donlin 30% (Gold) Donlin 40% (Gold) 2010 / 2011 (1) 371 371 0 100 200 300 400 500 600 700 800 2007 2008 2009 2010 / 2011 With Donlin 56 135 129 458 1,228 0 200 400 600 800 1000 1200 1400 2007 2008 2009 2010 / 2011 With Donlin 56 135 129 458 1,228 0 200 400 600 800 1000 1200 1400 2007 2008 2009 2010 / 2011 With Donlin 0 200 400 600 800 1000 1200 1400 2007 2008 2009 2010 / 2011 With Donlin 0 100 200 300 400 500 600 700 800

Donlin Creek Exploration UpsideMain Acma DepositArea of Major New Resource Expansion Potential Looking NE Up trend of feeder dikes Partial or pending assays East Acma Inferred resources are in-pit Historic Acma conversion of 120% (85% of total property) Current drill program designed to convert

DC06-1144 164.7 m of 3.68 g/t Bridges Acma and East Acma structural intersections East Acma RDXL feeder dike Acma ore control Plunge of sills on fold axis Open to depth in E. Acma with major resource expansion potential RDA feeder dike East Acma ore control Section 5 Acma Deposit East Acma Target Main Acma Deposit Looking NE Up trend of feeder dikes Assays pending Donlin Creek Exploration Upside

Main Acma Deposit East Acma area DC06-1114 119.1 m of 4.03 g/t DGT06-1158 15.5 m of 12.67 g/t DC06-1144 164.7 m of 3.68 g/t Donlin Creek Exploration Upside

Typical areas of un-estimated blocks due to limited drilling Donlin Creek Exploration Upside

Galore Creek Exploration Upside – Immediate Extensions – Central Deposit – NGL Central Deposit Depth Potential 150% Pit 2006 Feasibility 100% Pit GC06-712 341.44m @ 0.858% CuEq GC06-715 365.82m @ 0.729% CuEq

Galore Creek Exploration Upside – Immediate Extensions – Central Deposit – Bountiful As all assays are not yet returned, the drill strings display chalcopyrite percentages. Bountiful Zone GC06-721 556.9m @ 0.555% CuEq

Strong and Experienced Management Team Jim Muntzert Senior Project Manager (30 years) Jerry Zieg Exploration Manager Alaska (25 years) Doug Brown VP Business Development (18 years) Joe Piekenbrock VP Exploration (25 years) Rick Van Nieuwenhuyse President & CEO (25 years)Don MacDonald Senior Vice President & CFO (25 years) Peter Harris Senior Vice President & COO (30 years) Carl Gagnier EVP / GM NovaGold Canada (18 years) Curtis WilliamsProject Manager (30 years) Doug Nicholson VP / GM Alaska Gold (18 years) Greg Johnson VP Corporate Communications & Strategic Development (18 years) Note: Years in italics represent years of industry experience.

Extensive Construction and Operations Experience Major mining projects undertaken by members of the NovaGold management and operating team in past positions Red Dog (Alaska) Musselwhite (Ontario) Yanacocha (Peru) Gibraltar (British Columbia) Bulyanhulu (Tanzania) Campbell/Red Lake (Ontario) Base Metals and Diamonds Gold Snap Lake (Northwest Territories) Pueblo Viejo (Dominican Republic) Granny Smith (Australia) Endako (British Columbia) La Coipa (Chile) Round Mountain (Nevada) Ekati (Northwest Territories) Misima (Papua New Guinea) Fort Knox (Alaska) Diavik (Northwest Territories) Pogo Gold (Alaska) Cortez (Nevada) Zaldivar (Chile) South Deep (South Africa) Porgera (Papua New Guinea)

Track Record of Consistent and Superior Shareholder Returns 70% Compound Annual Growth Rate

3927% 11% 306% 355% 565% 587% 710% 761% 1263% Source:

Bloomberg. Note: Prices as of the close on July 21, 2006 pre-Barrick bid announcement. Rates of return excluding dividends. 7-Year Share Price Appreciation 7-year share price appreciation -

1000% 0% 1000% 2000% 3000% 4000% 5000% 6000% Aug-99 Jun-00 Mar-01 Jan-02 Nov-02 Sep-03 Jul-04 May-05 Mar-06 -1000%0%1000%2000%3000%4000%5000%6000%

Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06NovaGoldGlamisMeridianGoldcorpBemaEldoradoBarrickCrystallexGabrielAgnicoGammon Lake-

1000%0%1000%2000%3000%4000%5000%6000%

Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06NovaGoldGlamisMeridianGoldcorpBemaEldoradoBarrickCrystallexGabrielAgnicoGammon Lake-

1000%0%1000%2000%3000%4000%5000%6000%Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06NovaGoldGlamisMeridianGoldcorpBemaEldoradoBarrickCrystallexGabrielAgnicoGammon Lake-

1000%0%1000%2000%3000%4000%5000%6000%Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06NovaGoldGlamisMeridianGoldcorpBemaEldoradoBarrickCrystallexGabrielAgnicoGammon Lake-

1000%0%1000%2000%3000%4000%5000%6000%Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06NovaGoldGlamisMeridianGoldcorpBemaEldoradoBarrickAgnicoGammon Lake-

1000%0%1000%2000%3000%4000%5000%6000%Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06NovaGoldGlamisMeridianGoldcorpBemaEldoradoBarrickCrystallexGabrielAgnicoGammon Lake-

1000%0%1000%2000%3000%4000%5000%6000%Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06NovaGoldGlamisMeridianGoldcorpBemaEldoradoBarrickCrystallexGabrielAgnicoGammon Lake-

1000%0%1000%2000%3000%4000%5000%6000%Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06NovaGoldGlamisMeridianGoldcorpBemaEldoradoBarrickAgnicoGammon Lake

Achieving Near-Term Milestones Expected to Result in Significant Value Enhancement NovaGold has one of the most compelling growth profiles in the gold industry The Barrick bid does not recognize the potential for a significant value increase associated with the commencement of gold production Galore Creek Donlin Creek Nome Operations 1 – 2 Months 2 – 6 Months 6 – 12 Months 12 – 18 Months Complete Permitting, Start Construction Mine Construction Begin Production Full Production Interim Resource Update, Permitting in Process Feasibility Study, Permitting in Process Complete Permitting and Make Construction Decision Begin Mine Construction NovaGold Interim Resource Update NovaGold Updated Economic Study Barrick Pre-Feasibility Study Barrick Back-in Deadline

Avg. $51/oz Significant Multiple Expansion Expected with Progression Towards Production NovaGold will achieve a number of milestones over the near-term which will substantially advance the Company’s evolution from a development to a production company Enterprise Value / oz (US$) (1) Enterprise Value per Ounce of Gold Resource at Various Stages of Development NovaGold Avg. $114/oz Avg. $146/oz (2) (3) Pre-Feasibility (4) Feasibility (4) Production Source: Company filings. Prices as of close on August 11, 2006. NovaGold's Enterprise Value reflects Barrick's bid of US$14.50. Based on 70% ownership in Donlin Creek and gold-equivalent resources, converting silver and copper into gold resources assuming a price of US$515/oz for gold, US$8/oz for silver and US$1.10/lb for copper. At 30% of Donlin Creek, this amount would be US$23/oz of gold-equivalent resource. Gold-equivalent resources do not include a recovery factor. Based on 70% ownership in Donlin Creek and gold resources only. At 30% of Donlin Creek, this amount would be US$49/oz of gold resource. Definition of Pre-Feasibility: Announced pre-feasibility study in process or completed. Definition of Feasibility: Announced feasibility in process or completed.Galore Creek at Feasibility Stage Donlin Creek at Pre-Feasibility Stage $18 $32 $0 $50 $100 $150 $200 $250 $300 $350 Axmin Kimber Orezone Cumberland Minefinders Miramar Int. Minerals Aurizon Viceroy Palmarjero Cambior Bema Glamis Gammon Lake Eldorado Barrick Centerra Kinross Alamos Yamana Agnico Newmont Meridian

Progress Towards Production and Increases in Resources Create Shareholder ValueAlamos Price / Share (US$) % Increase in S&P / TSX Gold Index Exploration Achieving commercial production is generally a catalyst for a valuation re-rating as investors assign significantly higher valuation multiples to producing companies Case Study: Alamos Gold (Mulatos) Gammon Lake Price / Share (US$) Case Study: Gammon Lake (Ocampo) Resources typically increase from original estimates due to exploration which results in a significant increase in value Source: Factset, Company filings and Wall Street research. 1) Includes Measured and Indicated resources, and Inferred resources only.2) Poured first gold / silver doré at Ocampo. 3) Based on gold-equivalent resources assuming US$515/oz for gold and US$8/oz for silver. % Increase in S&P / TSX Gold Index Feasibility Phase 1 Development Commercial Production Feasibility, Gold resources increased from 3.3mm ozs to 4.4mm ozs Construction Production Gold resources increased to 5.8mm ozs of gold Construction Phase ICommercialIPOExplorationFeasibilityDevelopmentProduction2/21/20037/24/20036/2/20042/13/20064/3/2006Stock Price$1.03$1.18$2.15$7.40$9.20% Increase--14.6%108.7%618.4%793.2%Enterprise Value ($mm)NA$32$76$532$663EV / Resource ($/oz) (1)NANA$19$177$221$0.00$3.00$6.00$9.00$12.00$15.00$18.00$21.00Sep-03Jan-04May-04Oct-04Feb-05Jun-05Nov-0550%75%100%125%150%175%200%225%250%Gammon LakeS&P / TSX Gold IndexIPOFeasibilityProduction(2)9/4/200311/11/20042/1/2006Stock Price$4.15$5.61$14.99% Increase--35.2%261.2%Enterprise Value ($mm)NA$321$1,078NA185EV / Resource ($/oz) (3)NA$42$104

Galore Exploration Galore Resources Expanded Galore Resources Expanded Donlin Resources Expanded NovaGold is Rapidly Advancing To ProductionGalore Pre-Feasibility NovaGold expects to see a meaningful valuation multiple expansion as it continues to grow its resource base and commences production in 2007 Source: Factset, Company filings and Wall Street research. 1) Includes Measured and Indicated resources and Inferred gold resources only.NovaGold Price / Share (US$) % Increase in S&P / TSX Gold Index Construction to Start at Rock Creek (August 2006) $0.00$4.00$8.00$12.00$16.00$20.00Dec-03Apr-04Aug-04Jan-05May-05Sep-05Feb-06Jun-0650%75%100%125%150%175%200%225%250%NovaGoldS&P / TSX Gold IndexGaloreGaloreDonlinAMEX GaloreResourcesResourcesGaloreResourcesListing ExplorationExpandedExpandedPre-FeasibilityExpanded12/2/20036/3/20041/10/20054/19/200510/5/20051/20/2006Stock Price$5.07$4.13$7.31$8.02$7.77$10.23% Increase--(18.5%)44.2%58.2%53.3%101.8%Enterprise Value ($mm)$297$249$528$596$547$818Enterprise Value / Resource ($/oz) (1)$11$8$16$15$14$19

At the time of the Barrick bid, NovaGold's share price was trading 29.1% below its six-month high and only 9.7% above its six-month low As recently as May 2, 2006, NovaGold’s shares traded as high as US$16.47, 13.6% above Barrick’s bid NovaGold Price / Share (US$) Lowest Share price before Barrick bid 6/13/06 - $10.64 Highest Share price before Barrick bid 5/2/06 - $16.47 Closing Share price day before bid 7/23/06 - $11.67 9.7% Barrick initiates discussions with NovaGold 2/27/06 - $12.42 % Increase in S&P / TSX Gold Index Barrick Exploits a Recent Decline in Gold EquitiesSource: Public filings and Bloomberg. All amounts in US$. Barrick Bid = $14.50 Gold six-month high $715/oz Gold low $560/oz - 6/14/06 $10.00$12.00$14.00$16.00$18.00Feb-06Mar-06Apr-06Jun-06Jul-0680%90%100%110%120%130%140%NGS&P / TSX Gold Index

Closing Share price day before Barrick bid 7/21/06 - $11.67 13.6% NovaGold shares have consistently traded at prices above Barrick’s bid On August 11, 2006, NovaGold’s share price of US$16.61 was 14.6% higher than Barrick’s bid Price / Share (US$) Barrick bid = $14.50 Lowest Share price before Barrick bid 6/13/06 - $10.64 Highest Share price before Barrick bid 5/2/06 - $16.47 Share Price 8/11/06 $16.61 9.7% 14.6% Barrick Bid Represents a Significant Discount to NovaGold’s Current Share PriceSource: Public filings and Bloomberg. All amounts in US$, unless otherwise noted. 1) Represents the trading period since Barrick's offer. 2) Excludes shares held by NovaGold management.$10.00$11.00$12.00$13.00$14.00$15.00$16.00$17.00$18.00Apr-06May-06May-06Jun-06Jun-06Jul-06Jul-06Aug-06USCanadianSix-Month High$17.28C$19.47Six-Month Low10.6411.82Volume Weighted Average Price(1)16.0618.31Total Volume Since Offer (000's)34,62817,366Volume as a % of Float (2)39.0%19.5%

Hostile Barrick Bid Does Not Provide an Adequate Control Premium Global Transactions (2) Canadian Transactions (3) Barrick bid for NovaGold 13.9% (1)(4) Source: Securities Data Corporation and other publicly available information. Note: Precedent take-over premiums based on target’s unaffected stock price, generally 20 trading days prior to announcement date. Premium based on the Barrick bid of US$14.50 per Share relative to the closing price of the Shares on AMEX on June 23, 2006 of US$12.73 per Share, 20 trading days prior to announcement date. Includes average premium of closed transactions greater than US$500 million from January 1, 2000 to August 3, 2006. Includes average premium of closed transactions greater than US$250 million from January 1, 2000 to August 3, 2006. Includes average premium of Barrick’s acquisition of Arequipa Resources, Sutton Resources, Pangea Goldfields, Homestake Mining and Placer Dome, as well as the bid for Pioneer. The following chart illustrates the average 20 trading day premiums paid since beginning of 2000, in mining, gold and copper transactions globally and in Canada, as well as transactions which Barrick itself has effected In the Board’s view, the Barrick bid does not reflect an adequate premium for control of NovaGold 46%34%60%44%38%47%62%56%39%58%0%10%20%30%40%50%60%70%Metals &MiningUnsolicitedUnsolicitedMetals &MiningGoldCopperMetals &MiningUnsolicitedUnsolicitedMetals &MiningGoldBarrickTransactions% Premium

Bid Undervalues NovaGold Based on Recent Transaction Multiples Barrick’s bid implies a value per resource ounce for NovaGold which is substantially below values implied by recent transactions Source: Company filings and Wall Street research. 1) Enterprise Value is equal to equity price paid plus debt less cash. NovaGold’s Enterprise Value reflects Barrick’s bid of US$14.50. 2) Based on 70% ownership in Donlin Creek and gold resources only. At 30% of Donlin Creek, this amount would be US$49/oz of gold resource. 3) Based on 70% ownership in Donlin Creek and gold-equivalent resources, converting silver and copper into gold resources assuming a price of US$515/oz for gold, US$8/oz for silver and US$1.10/lb for copper. At 30% of Donlin Creek, this amount would be US$23/oz of gold-equivalent resource. Gold-equivalent resources do not include a recovery factor. 4) Estimated EV/oz with resource expansion estimate. With current resource estimate equates to $235/oz. Pending transaction announced on 8/16/06. 5) Only includes Donlin Creek, Galore Creek and Nome Operations. Barrick / NovaGold (5) Jun-00 Mar-02 Apr-02 Jul-03 May-05 Oct-05 Jan-06 Feb-06 May-06 Jul-06 Enterprise Value per Ounce Resource (US$ / oz) (1) US$ Gold Price at Announcement Date (2) (3) Dec-05 Aug-06 (4) $18$32$0$20$40$60$80$100$120$140$160$180Barrick Gold / Pangea GoldfieldsGlamis Gold / Francisco GoldMeridian Gold / Brancote HoldingsPlacer Dome / East African GoldAgnico Eagle / RiddarhyttanCrew / GuinorGoldcorp / Virginia GoldGold Fields / BolivarYamana / Desert SunGammon Lake / MexgoldYamana / Viceroy$0$100$200$300$400$500$600$700 Enterprise Value per Ounce Resource Gold Price at Announcement Date

Reject the Barrick Bid NovaGold’s Board unanimously recommends that shareholders REJECT the Barrick Bid – DO NOT TENDER your shares NovaGold’s Board believes that: The Barrick bid significantly undervalues NovaGold The Barrick bid does not reflect the value of NovaGold’s 70% ownership in the Donlin Creek project NovaGold is approaching major project milestones in the months ahead that will demonstrate significant additional value on a stand-alone basis Greater value may be generated through alternative transactions than through the Barrick bid

Summary Terms of the Hostile Bid Bid expires at 6:00PM EDT September 15, 2006 Timing Minimum 50.1% tender on fully-diluted basis Shareholder Rights Plan waived or made ineffective Receipt of all necessary regulatory clearances Absence of material adverse change Conditions Implies NovaGold Equity Value of US$1.5 billion(2) and Enterprise Value(3) of US$1.2 billion Enterprise Value / Resources: (4) US$32/oz of gold resources US$18/oz of gold-equivalent resourcesImplied Valuation Implied (Discount) / Premium (1) On July 24, 2006, Barrick announced its intention to launch a hostile take-over bid for NovaGold at US$14.50 cash per share On August 4, 2006, Barrick formally launched its take-over bid Barrick BidPrior to Announcement of Bid 13.9% 20-trading days (14.6%) August 11, 200624.3% 1-day 1) 1-day premium calculation based on 7/21/06 closing price of US$11.67. 20-day premium calculation based on 6/23/06 closing price of US$12.73. Current discount based on the 8/11/06 closing price of US$16.61. 2) Assumes fully diluted shares outstanding of 106.9mm (91.6mm issued and outstanding, 8.7mm options, 6.6mm warrants). 3) Enterprise Value equals market cap plus net debt (including convertible and preferred) less equity investments. 4) Resource estimate updated as of 8/24/06. Assumes 70% ownership of Donlin Creek. At 30%, these amounts would be US$49/oz of gold resource or US$22/oz of gold-equivalent resource. Gold resource estimate includes Measured and Indicated resources and Inferred resources. Gold-equivalent resource calculation assumes US$515/oz gold, US$8/oz silver and US$1.10/lb copper.

Appendix A: Misuse of Confidential Information The following summary is of a general nature only and is neither exhaustive of all possible considerations applicable to the misuse of confidential information nor is it intended as legal advice. Investors who wish legal advice on this issue should consult their own legal advisors. • The test for common law breach of confidence contains three elements: a) that the information conveyed was confidential; b) that it was communicated in confidence; and c) that it was misused by the party to whom it was communicated. Lac Minerals Ltd. v. International Corona Resources Ltd., [1989] 2 S.C.R. 584 • The question of what constitutes “confidential information” can be put this way: If an honourable man in the defendant’s position, upon being asked before receiving the information, “If we cannot make a deal, will you use without our consent what we tell you to enrich yourself?” would answer, “Of course not, the information is confidential,” the information fairly falls under the rubric “confidential”. • With respect to the second condition of confidentiality, whether the information was communicated in confidence, it has been said that if the circumstances are such that any reasonable man standing in the shoes of the recipient of the information would have realized that upon reasonable grounds the information was being given to him in confidence, then this should suffice to impose upon him the equitable obligation of confidence. • Once the first two elements of breach of confidence have been established, and it has been shown that the defendant has used confidential information, the burden shifts to the defendant to demonstrate that its use was a permitted use. • The relevant question to be asked is, “What is the recipient entitled to do with the information?” and not, “To what use is he prohibited from putting it?” Any use other than a permitted use is prohibited and amounts to a breach of duty. When information is provided in confidence, the obligation is on the recipient to show that the use to which he put the information is not a prohibited use. • In breach of confidence cases there is considerable flexibility in remedy. One remedy is the imposition of a constructive trust, so that the defendant holds an asset for the plaintiff who would have acquired it but for the defendant’s breach of duty. Appendix A

This presentation uses the terms “measured”, “indicated” and “inferred” resources. United States investors are advised that, while such terms are recognized and required by Canadian securities laws, the United States Securities and Exchange Commission (the “SEC”) does not recognize them. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the “inferred resources” will ever be upgraded to a higher category. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. National Instrument 43-101 - Standard of Disclosure for Mineral Projects (“NI 43-101”), which governs disclosure of scientific or technical information in relation to mineral projects by Canadian public companies, requires disclosure of mineral reserves and resources to fall within specifically defined categories. The historic resource for the Nome Operations set out on p. 11 was completed by the Alaska Gold Company in 1995. Although believed by management of NovaGold to be relevant and reliable, this historic resource pre-dates NI 43-101 and is not compliant with NI 43-101 resource categories. The historic resource for the Ambler deposit set out on p. 11 was completed by Kennecott in 1995. Although believed by management of NovaGold to be relevant and reliable, this historic resource pre-dates NI 43-101 and is not compliant with NI 43-101 resource categories. Cautionary Note to United States Investors